CONSULTING AGREEMENT


THIS AGREEMENT ("AGREEMENT"), effective as of the 8th day of August, 2006 (the "EFFECTIVE DATE"), by and between ENERGTEK INC. ("THE CORPORATION") a corporation registered in Nevada having its principle place of business at 26 East Hawthorne Avenue, Valley Stream, New York 11580 and Conertech Ltd ("THE CONSULTANT") a company registered in Israel and having its principle place of business at Em Hamoshavot 94, Petach Tikva, Israel


WHEREAS, Consultant is engaged in the business of providing services related to the design and execution of alternative energy technology; and


WHEREAS, the Corporation desires to engage the Consultant to perform certain services in the field of alternative ENERGY("SERVICES") as set forth hereunder, all in accordance with and subject to the terms of this Agreement;


NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

1.    PROJECT SPECIFICATIONS

      Consultant hereby agrees to perform those precise services to be mutually agreed upon by the Parties and set forth in one or more task orders (each a "TASK ORDER"), a form of which is attached hereto as EXHIBIT A. Each Task Order shall be signed by an authorized representative of each party and shall include detailed information concerning a given project, including a description of the specific services to be provided ("SCOPE OF WORK"), project milestones and target completion dates ("PROJECT SCHEDULE"), a detailed budget ("PROJECT BUDGET"), and a schedule of payments related to the Project Schedule and the Project Budget ("PAYMENT SCHEDULE").

2.    PROJECT SCHEDULE

      2.1. Each Task Order shall contain project timelines, milestones or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided. In all events, the Parties shall use their reasonable best efforts to comply with each Task Order.

      2.2. If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule, either due to changes to the Services requested by the Corporation, or other causes, then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables.


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3.    CHANGE ORDERS

      Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule. Every such change shall require a written amendment to the Task Order (a "CHANGE ORDER"). Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Change Order will become effective upon the execution of the Change Order by both Parties, and the Change Order will specify the period of time within which Consultant must implement the changes. Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other party but neither party is obligated to execute a Change Order. No Change Order shall become effective unless and until it is signed by both Parties.

4.    PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

      4.1. The Corporation agrees to pay the Consultant for the Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order.

      4.2. The Corporation agrees to reimburse the Consultant for reasonable pass-through expenses identified in the Task Order and incurred by the Consultant in providing the Services in accordance with the relevant Task Order, up until the pre agreed cap sum agreed ("EXPENSES") as specified in the relevant Task Order. All Expenses billed to the Corporation by the Consultant must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to the Corporation.

      4.3. The Corporation shall pay the Consultant as specified in the relevant Task Order after receipt of a written invoice and required supporting documentation as applicable.

5.    REPORTS

      The Consultant shall submit to the Corporation on a monthly basis a report which shall set forth in detail the following data for that period: (i) the nature and the results of the Services; (ii) Expenses (as defined herein) incurred; and (iii) the number of hours and days during which the Services were rendered.

6.    TERMINATION

      6.1. Either party may terminate this Agreement without cause immediately upon giving the other party a 30 day prior written notice of such termination, provided such termination shall not in and of itself affect any then uncompleted Task Order.

      6.2. As soon as practicable, after receipt of such notice, the parties shall cooperate in good faith to agree on a plan to expeditiously conclude its activities with respect to such matter. Consultant shall transfer to the Corporation all information in any and all formats available, including electronic format and computer files and programs, in Consultant's possession.

      6.3 The Consultant may terminate a Task Order only if the Corporation has defaulted on its obligations hereunder and has not cured such default within 10 days after written notice if the default is the failure to pay the Consultant any amount due thereunder or within 30 days after written notice in the event of any other default, upon giving the Corporation notice of such termination. As soon as practicable, after receipt of such notice, the parties shall cooperate in good faith to agree on a plan to expeditiously conclude its activities with respect to such matter. The Consultant shall transfer to the Corporation or to the Corporation's designee all information in any and all formats available, including electronic format and computer files and programs, in Consultant's possession.


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         6.4      In  the  event  of any  termination  of a  Task  Order  before completion, the Corporation agrees to pay the Consultant for all Services rendered pursuant to the unfinished Task Order prior to such termination and any non-cancelable expenses
                  incurred  in  connection  with  Consultant's   performance  of
                  Services  thereunder.   As  soon  as  reasonably   practicable
                  following receipt of a termination notice, Consultant shall submit an itemized accounting of Services performed, expenses
                  incurred    pursuant   to   performance   of   the   Services,
                  non-cancelable expenses incurred by Consultant relating to any unfinished Task Order, and payments received in order to determine a balance to be paid by either Party to the other. Such balance shall be paid within 45 days of receipt of such an itemized accounting by the Corporation.

7.    CONFIDENTIALITY

      7.1 The Consultant shall not disclose or appropriate to its own use, or to the use of any third party, any Proprietary Information (as hereinafter defined) of the Corporation of which Consultant has been or hereafter becomes informed, whether or not developed by the Consultant.

            "PROPRIETARY INFORMATION" shall mean confidential and proprietary information concerning the business and financial activities of the Corporation, including, inter alia, Corporation's product research and development, Corporation's banking, investments, investors, properties, employees, marketing plans, customers, trade secrets, and test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned), whether documentary, written, oral or computer generated. However, excluded from the above is any information that (i) is or shall become part of the public knowledge except as a result of the breach of Consultant's undertakings towards the Corporation; (ii) as shown by written records, is received by the Consultant from a third party exempt from confidentiality undertakings towards the Corporation;
            (iii) as shown by written records, is independently created by the Consultant without use of Proprietary Information of the Corporation; or (iv) the Consultant is compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that the Consultant gives the Corporation prompt notice thereof so that it may seek a protective order or other appropriate remedy, after providing the Corporation with written notice.

      7.2 The Consultant will use the Proprietary Information solely to perform the Services for the benefit of the Corporation. The Consultant shall treat all Proprietary Information with the same degree of care as the Consultant accords to his own confidential and/or proprietary information, and the Consultant represents that it shall exercise reasonable care to protect its own confidential and/or proprietary information.

      7.3 Upon termination of its engagement with the Corporation, the Consultant will promptly deliver to the Corporation all documents and materials of any nature pertaining to its work with the Corporation. The Consultant shall be entitled to maintain a copy of such documents and materials for archival purposes, other than copies of any such documents or materials containing any Proprietary Information.

         7.4 The Consultant recognizes that the Corporation received and will receive confidential and/or proprietary information from third parties subject to a duty on the part of the Corporation to maintain the confidentiality of such information and to use it only for certain limited purposes. The exceptions set forth in Section 7.1 above shall apply to such information, mutatis mutandis. The Consultant undertakes to keep and hold all such information in strict confidence and trust, and it will not use or disclose any of such information without the prior written consent of the Corporation, except as may be necessary to perform its duties hereunder. Upon termination of its engagement with the Corporation, the Consultant shall act, with respect to such information, as set forth in Section 7.3, mutatis mutandis.

      7.5 The Consultant's undertakings under this Section 7 shall survive termination of this Agreement or of any renewal thereof.

8.    INTELLECTUAL PROPERTY RIGHTS

      8.1 The Consultant agrees that all Corporation Intellectual Property (as defined below) is work made for hire and will be the sole and exclusive property of the Corporation.

      8.2 The Consultant shall disclose promptly to the Corporation or its nominee, any and all inventions, designs, original works of authorship, formulas, concepts, techniques, processes, formulas, trade secrets, discoveries and improvements conceived or made by the Consultant in the course of providing the Corporation with the Services and in connection thereof during the term of this Agreement ("CORPORATION INTELLECTUAL PROPERTY"), and hereby assigns and agrees to assign to the Corporation or its nominee all its interest, in any Corporation Intellectual Property. The Consultant agrees to assist the Corporation in every proper way to obtain and enforce patents, copyrights, mask work rights, and other legal protections for the Corporation Intellectual Property in any and all countries, at the Corporation's expense. Whenever requested to do so by the Corporation, the Consultant will execute any documents that the Corporation may reasonably request for use in obtaining or enforcing or extending or renewing such patents, copyrights, mask work rights, trade secrets and other legal protections. The obligations in this
            Section 8 shall be binding upon Consultant's assigns, executors, administrators and other legal representatives.

      8.3 Consultant's undertakings under this Section 8 shall remain in full force and effect after termination of this Agreement or any renewal thereof.

9.    ENTIRE AGREEMENT

      This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof. This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of the Corporation and the Consultant.


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10.   GOVERNING LAW

      This Agreement and the performance hereof shall be governed, interpreted and construed in all respects by the internal laws of the State of New York. All disputes and claims arising under this Agreement or any Task Order shall be resolved exclusively in a court of applicable jurisdiction located in the State of New York, USA and each party consents to the venue of any such action. 11. NO WAIVER

      No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.

12.   INDEPENDENT CONTRACTOR

      In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

13.   SEVERABILITY

      In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

14.   ASSIGNMENT

      14.1 Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party.

      14.2 Notwithstanding anything contained herein: (i) the Corporation may assign this Agreement and/or any Task Order to any Affiliate, provided that the assigning Party remains fully liable for all liabilities and obligations under this Agreement and any such Task Order; (ii) the Corporation may assign this Agreement and/or any Task Order to a Successor; and (iii) the Consultant may engage one or more subcontractors to perform some or all of the Services to be rendered, provided such are approved in advance by the Corporation.

      14.3 As used herein, "Affiliate" means in relation to a Party, any entity controlling such Party, controlled by such Party, or under common control with such Party; and "Successor" means any entity which acquires all or substantially all assets of a Party or any entity into which a Party is merged.


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15.   CONFLICTS BETWEEN AGREEMENTS

      In the event that there is any conflict between the provisions of this Agreement and any duly executed Task Order, the duly executed Task Order (but not any attachment there to) shall control.

16.   COMMUNICATIONS

      Each notice, demand, request, approval or communication ("NOTICE") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by personal delivery, certified mail, return receipt requested, prepaid, email or by overnight express mail delivery and properly addressed to the party to be served at such address as set forth hereunder. Notices shall be effective on the date delivered personally, the next day if delivered by overnight express mail or by email or three days after the date mailed by certified mail.

      If to the Corporation:

      Address:
      26 East Hawthorne Avenue, Valley Stream, New York 11580
      Email: doronuziel@gmail.com
      Attention: Doron Uziel


      If to the Consultant:

      Address
      Em Hamoshavot 94, Petach Tikva, Israel
      Email: Office@conertech.com
      Attention: Yochanan Yuval


                         SIGNATURES FOLLOW IN NEXT PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


Energtek Inc.                                    Conertech Ltd.
By: Doron Uziel                                  By:
(Print Name)                                     (Print Name)
Title: CEO                                       Title:
Signature: ____________                          Signature: ____________

                                    EXHIBIT A

                               FORM OF TASK ORDER

CONSULTANT TASK ORDER NUMBER: 1

CONSULTANT PROJECT NUMBER: 2


This Task Order, dated 8th August 2006, is between Energtek Inc ("CORPORATION"), and Conertech Ltd.. ("CONSULTANT").



WHEREAS, Consultant and Corporation have entered into that certain Consulting Agreement dated 8th August 2006 ("CONSULTING AGREEMENT"); and


WHEREAS, pursuant to the Consulting Agreement, Consultant has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties and Corporation and Consultant now desire to enter into such a Task Order; and


NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

      1. Scope of Work: Consultant shall perform the Services described in the Scope of Work, attached hereto as Appendix 1, in accordance with the Project Schedule, attached hereto as Appendix 2 and any other documents attached to and specifically referenced in this Task Order ("SERVICES")

      2. Compensation: For performance of these Services, Corporation shall pay to Consultant an amount equal to the Project Budget set forth in Appendix 3, which amount shall be payable pursuant to the Payment Schedule set forth in Appendix 4.

      3. The provisions of the Consulting Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.



                         SIGNATURES FOLLOW IN NEXT PAGE


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IN WITNESS  WHEREOF,  the Parties have hereunto signed this Task Order effective as of the day and year first written above.



Energtek Inc.                                    Conertech Ltd.

By: Doron Uziel                                  By: _________________
(Print Name)                                     (Print Name)
Title:CEO                                        Title:
Signature: ____________                          Signature: ____________

LIST OF APPENDICES:

APPENDIX 1:  SCOPE OF WORK
APPENDIX 2:  PROJECT SCHEDULE
APPENDIX 3:  PROJECT BUDGET
APPENDIX 4:  PAYMENT SCHEDULE

                            APPENDIX 1: SCOPE OF WORK

Review of Industrial Processes for production of Photovoltaic Cells as per Conertech's proposal.


                          APPENDIX 2: PROJECT SCHEDULE

Start of Project: 8th August 2006
End of Project: Not later than 31st August 2006


                           APPENDIX 3: PROJECT BUDGET

Twenty seven thousand (27,000) US Dollars


                          APPENDIX 4: PAYMENT SCHEDULE

Immediate Payment.